Exhibit 10.59

SUPPLEMENT TO INDENTURE

This SUPPLEMENT TO INDENTURE, dated as of January 7, 2008 (this “Supplement”), is between Comstock Homebuilding Companies, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, N.A., as Trustee (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have executed and delivered the Indenture, dated as of March 15, 2007 (the “Indenture”), pursuant to which the Company’s Senior Notes due 2017 (the “Original Notes”) were issued;

WHEREAS, J.P. Morgan Ventures Corporation, the beneficial holder of the Original Notes (the “Original Noteholder”), has consented to amend and restate the Indenture and the Original Notes, subject to the terms and provisions of this Supplement;

WHEREAS, the Company has duly authorized the execution and delivery of this Supplement; and

WHEREAS, all things necessary to make this Supplement a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS SUPPLEMENT WITNESSETH:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the equal and proportionate benefit of all Holders of the Original Notes, the Indenture is hereby supplemented as follows:

1. Upon execution and delivery of this Supplement, the Company shall pay to the Original Noteholder a cash deposit (the “Deposit”) in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00). The Original Noteholder shall hold the Deposit until the Closing Date (as hereinafter defined) and apply it to the payment described in Section 3(a) or Section 4(a) of this Supplement, as the case may be, provided that the Original Noteholder may take from the Deposit for its own account an amount (the “Expense Payment”) up to One Hundred Thousand Dollars ($100,000.00) to pay or reimburse itself for its fees and expenses in connection with the Letter of Intent dated December 21, 2007 (the “Letter of Intent”) between the Company and the Original Noteholder and the Transaction Documents (as defined in the Letter of Intent), including, without limitation, expenses of attorneys, accountants, or advisors retained by or representing the Original Noteholder.

2. Prior to the Closing Date, the Original Noteholder shall not issue a Put Election Notice (as defined in the Indenture) unless an Event of Default (as defined in the Indenture) under the Indenture which is not currently existing occurs. There shall be no notices of default issued prior to the Closing Date for the failure of the Company to make a deposit into the Interest Reserve Account (as defined in the Indenture) on December 30, 2007, pursuant to Section 10.5(f) of the Indenture.

3. On or before the Closing Date (as hereinafter defined), the Company shall either (a) pay to the Original Noteholder or its designee in cash the amount of Fifteen Million Dollars ($15,000,000.00) or (b) cause, subject to the satisfaction of the conditions precedent set forth in Section 4 of this Supplement, the Company and the Trustee to execute an Amended and Restated Indenture in the form of Exhibit A hereto (the “Amended Indenture”) and issue new Senior Notes (as defined in the Amended Indenture) in exchange for the Original Notes held by the Original Noteholder. The Company shall give to the Original Noteholder and Trustee an irrevocable and binding notice in the form of Exhibit B hereto (the “Closing Date Notice”) of whether it will make the payment under clause (a) of this Section 3 or cause the execution and delivery of the Amended Indenture and issuance of the new Senior Notes, specifying the date (the “Closing Date”) on which such events shall occur, provided that the Closing Date shall be not later than ten (10) days after the date of the Closing Date Notice and in no event shall be later than March 10, 2008. If the Company fails to deliver the Closing Date Notice by 5:00 PM, New York time, on February 29, 2008, it shall be deemed to have elected to make the payment under clause (a) of this Section 3. To the extent the Deposit exceeds the Expense Payment at the time a payment under clause (a) of this Section 3 is payable, the Original Noteholder shall apply such excess against the Company’s obligations to make such a payment. On the date any payment under clause (a) of this Section 3 is payable, the Company shall (i) pay all accrued and unpaid interest accruing with respect to the Original Notes through and including such date, in cash and not from funds in the Interest Reserve Account, and (ii) cause the Trustee to pay from the Interest Reserve Account to the Original Noteholder a restructuring fee in the amount of One Hundred Thousand Dollars ($100,000.00), which payment shall be deemed not to be a payment of, and shall not affect the Company’s obligations to pay, principal or interest with respect to the Original Notes. Upon the Original Noteholder’s receipt of the payment under clause (a) of this Section 3 and any other amounts payable under this Paragraph, the Company and the Original Noteholder shall deliver a notice to the Trustee in the form of Exhibit C hereto and the Original Notes shall be surrendered to the Trustee for cancellation.

4. The obligations of the Original Noteholder to consent to the execution and delivery of the Amended Indenture, and the obligations of the Trustee to execute and deliver the Amended Indenture, are subject to the satisfaction of the following conditions precedent on or before the Closing Date:

(a) the Company shall have paid a restructuring payment in the amount of Eight Million Dollars ($8,000,000) in cash to the Original Noteholder or its designee; provided that to the extent the Deposit then exceeds the Expense Payment, the Original Noteholder shall apply such excess against the Company’s obligations under this Section 4(a);

(b) the Company shall have (i) issued and duly executed and delivered Senior Notes (the “New Notes”) in accordance with the Amended Indenture in the aggregate principal amount of Seven Million Dollars ($7,000,000), and (ii) instructed the Trustee to exchange the Original Notes for the New Notes, in accordance with Section 9.5 of the Indenture;

(c) the Company shall have directed the Trustee to transfer to the Original Noteholder, and the Original Noteholder shall have received, the entire balance of the Interest Reserve Account, in the amount of at least $866,700, as a pre-payment of the interest due with respect to the New Notes until December 31, 2008, with the balance of such funds constituting a restructuring fee paid to the Original Noteholder which payment shall be deemed not to be a payment of, and shall not affect the Company’s obligations to pay, principal or interest with respect to the New Notes;

(d) the Company shall have paid all accrued and unpaid interest accruing with respect to the Original Notes through and including the Closing Date, in cash and not from funds in the Interest Reserve Account;

(e) the Company shall have issued warrants (the “Warrants”) to the Original Noteholder or its designee to purchase 1,000,000 shares of Class A common stock of the Company (the “Stock”) exercisable at the Original Noteholder’s option at any time within seven (7) years from the Closing Date at an exercise price equal to $.70 per share of Stock, which Warrants shall be in the form of Exhibit D hereto; and

(f) the Company shall have certified to the Trustee and the Original Noteholder that each of the Amended Indenture, the New Notes and the Warrants have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

5. Until the execution and delivery of the Amended Indenture and the satisfaction of the conditions precedent set forth in Section 4 of this Supplement, the Trustee shall not withdraw, transfer or apply any funds in the Interest Reserve Account except in accordance with this Supplement.

6. If for any reason other than the Original Noteholder’s material breach of its obligations under the Transaction Documents, either the Company fails to proceed to the Closing (as defined in the Letter of Intent) on the date set forth in the Closing Notice or the Closing Date does not occur by March 10, 2008, then in either such event (a) the Original Noteholder shall be entitled to apply the Deposit (less any costs, fees and expenses paid from the Deposit) to the outstanding principal amount of the Original Notes and (b) the Original Noteholder shall be entitled to receive a restructuring fee in the amount of One Hundred Thousand Dollars ($100,000.00). Notwithstanding anything to the contrary in the Indenture or the Control Agreement, if the Original Noteholder notifies the Trustee that the Original Noteholder is entitled to the restructuring fee in accordance with the preceding sentence, the Trustee shall immediately pay One Hundred Thousand Dollars ($100,000.00) from the Interest Reserve Account to the Original Noteholder without any further direction or consent of the Company, which payment shall not be deemed to be a payment of principal or interest with respect to the Original Notes, and the Company shall remain obligated to pay all such principal and interest with respect to the Original Notes.

7. The Company hereby represents and warrants, for the benefit of the Trustee and the Original Noteholder, that:

(a) this Supplement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(b) the Company has no unencumbered assets;

(c) the Company has paid interest with respect to the Original Notes through December 31, 2007; and

(d) the average closing price of the Stock during the month of December 2007, as reported on The NASDAQ Stock Market was $.70 per share of the Stock.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the day and year first above written.

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Trustee

By:
Name:
Title:

EXHIBIT A

Form of Amended Indenture

[see next page]

EXHIBIT B

Form of Closing Date Notice

                    , 2008

Wells Fargo Bank, N.A., as Trustee

[address]

J.P. Morgan Ventures Corporation

c/o JPMorgan Chase Bank, N.A.

277 Park Avenue, 8th Floor

New York, New York 10172

Attention: Mr. John P. McDonagh

Re: Closing Date Notice

Ladies and Gentlemen:

We refer to the Supplement to Indenture, dated as of January 7, 2008 (the “Supplement”), between Comstock Homebuilding Companies, Inc. (the “Company”) and Wells Fargo Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Supplement.

Pursuant to Section 3 of the Supplement, the Company hereby notifies you that [the Company will make the payment under clause (a) of Section 3 of the Supplement] [the Company will cause the execution and delivery of the Amended Indenture and issuance of the New Notes]. The Closing Date shall be                     , 2008.1

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:
Name:
Title:

[1]	The Closing Date shall be not later than ten (10) days after the date of the Closing Date Notice and in no event shall be later than March 10, 2008.

EXHIBIT C

Form of Notice to Trustee

                    , 2008

Wells Fargo Bank, N.A., as Trustee

[address]

Ladies and Gentlemen:

We refer to the Supplement to Indenture, dated as of January 7, 2008 (the “Supplement”), between Comstock Homebuilding Companies, Inc. (the “Company”) and Wells Fargo Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Supplement.

Pursuant to Section 3 of the Supplement, the Company and the Original Noteholder hereby notify you that the Original Noteholder has received the payment under clause (a) of the Section 3 of the Supplemental and all other amounts payable under the Supplement and the Original Notes will be surrendered to the Trustee for cancellation.

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:
Name:
Title:

J.P. MORGAN VENTURES CORPORATION

By:
Name:
Title:

EXHIBIT D

Form of Warrants

[see next page]